Exhibit 99.1

Exterran Partners Reports First-Quarter 2015 Results

● EBITDA, as further adjusted, of $79 million for the quarter
● Distribution coverage of 1.42x for the quarter

HOUSTON, May 5, 2015 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported EBITDA, as further adjusted (without the benefit of cost caps) (as defined below), of $78.7 million for the first quarter 2015, compared to $76.9 million for the fourth quarter 2014 and $49.9 million for the first quarter 2014. Distributable cash flow (without the benefit of cost caps) (as defined below) was $51.0 million for the first quarter 2015, compared to $49.8 million for the fourth quarter 2014 and $30.0 million for the first quarter 2014. Cost cap payments from Exterran Holdings, Inc. terminated effective December 31, 2014.

Revenue was $164.3 million for the first quarter 2015, compared to $161.1 million for the fourth quarter 2014 and $121.0 million for the first quarter 2014.

Net income was $20.1 million, or $0.28 per diluted limited partner unit, for the first quarter 2015, compared to $18.9 million, or $0.27 per diluted limited partner unit, for the fourth quarter 2014, and $6.9 million, or $0.09 per diluted limited partner unit, for the first quarter 2014.

Net income, excluding items, for the first quarter 2015 was $23.6 million, or $0.35 per diluted limited partner unit, excluding pretax charges of $3.5 million due to non-cash long-lived asset impairment charges related to our fleet. Net income, excluding items, was $23.8 million, or $0.36 per diluted limited partner unit, for the fourth quarter 2014, compared to $11.3 million, or $0.17 per diluted limited partner unit, for the first quarter 2014.

“First-quarter highlights included solid operating performance and a distribution coverage ratio of 1.42 times,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner. “In addition, we expanded our leading market position in natural gas contract compression services with the acquisition of compression assets from Exterran Holdings on April 17, 2015.”

For the first quarter 2015, Exterran Partners’ quarterly cash distribution was $0.5625 per limited partner unit, or $2.25 per limited partner unit on an annualized basis. The first-quarter 2015 distribution is $0.005 higher than the fourth-quarter 2014 distribution of $0.5575 per limited partner unit and $0.025 higher than the first-quarter 2014 distribution of $0.5375 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings, Inc. will host a joint conference call on Tuesday, May 5, 2015, to discuss their first-quarter 2015 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 39431196.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 39431196#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) (a) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs (b) plus the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

EBITDA, as further adjusted (without the benefit of the cost caps) is defined as EBITDA, as further adjusted, less the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the Omnibus Agreement.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs, interest expense and any amounts reimbursed to us by Exterran Holdings as a result of the caps on cost of sales and SG&A costs provided in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items.

Distributable cash flow (without the benefit of cost caps) is defined as distributable cash flow less the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the Omnibus Agreement.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Partners
Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; the failure of any third party to perform its contractual obligations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2014 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Revenue	$164,295	$161,133	$121,046

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	65,168	63,148	53,203
Depreciation and amortization	36,105	34,969	27,921
Long-lived asset impairment	3,484	4,775	2,486
Restructuring charges	-	-	379
Selling, general and administrative	21,169	21,364	19,376
Interest expense	17,832	17,225	9,689
Other (income) expense, net	(191)	(162)	871
Total costs and expenses	143,567	141,319	113,925
Income before income taxes	20,728	19,814	7,121
Provision for income taxes	643	889	182
Net income	$20,085	$18,925	$6,939

General partner interest in net income	$4,209	$3,915	$2,604

Limited partner interest in net income	$15,876	$15,010	$4,335

Weighted average common units outstanding used in earnings per limited partner unit (1):
Basic	55,678	55,661	49,429

Diluted	55,678	55,664	49,435

Earnings per limited partner unit (1):
Basic	$0.28	$0.27	$0.09

Diluted	$0.28	$0.27	$0.09

(1) Basic and diluted earnings per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted earnings per limited partner unit is determined by dividing earnings allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	March 31,		December 31,		March 31,
	2015		2014		2014

Revenue	$164,295		$161,133		$121,046

Gross margin (1)	$99,127		$97,985		$67,843
Gross margin percentage	60%		61%		56%

EBITDA, as further adjusted (1)	$78,741		$80,508		$56,052
% of revenue	48%		50%		46%

EBITDA, as further adjusted (1)	$78,741		$80,508		$56,052
Less: Cap on operating and selling, general and administrative costs provided by Exterran Holdings ("EXH")	-		(3,610)		(6,156)
EBITDA, as further adjusted (without the benefit of the cost caps) (2)	$78,741		$76,898		$49,896
% of revenue	48%		48%		41%

Capital expenditures	$68,239		$94,566		$52,950
Less: Proceeds from sale of property, plant and equipment	(4,624)		(440)		(1,118)
Net capital expenditures	$63,615		$94,126		$51,832

Distributable cash flow (3)	$50,971		$53,410		$36,143
Less: Cap on operating and selling, general and administrative costs provided by EXH	-		(3,610)		(6,156)
Distributable cash flow (without the benefit of the cost caps) (2)	$50,971		$49,800		$29,987

Distributions declared for the period per limited partner unit	$0.5625		$0.5575		$0.5375
Distributions declared to all unitholders for the period, including incentive distribution rights	$35,903		$35,323		$33,093
Distributable cash flow coverage (4)	1.42	x	1.51	x	1.09	x
Distributable cash flow coverage (without the benefit of the cost caps) (5)	1.42	x	1.41	x	0.91	x

	March 31,		December 31,		March 31,
	2015		2014		2014

Debt	$1,342,581		$1,300,295		$801,595
Total partners' capital	656,035		683,341		574,231

(1) Management believes EBITDA, as further adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Provisions in the Omnibus Agreement that provided caps on our obligation to reimburse Exterran Holdings for operating and SG&A expenses terminated on December 31, 2014. The benefits received by us from the caps on operating and SG&A costs provided by Exterran Holdings were $3.6 million and $6.2 million during the three months ended December 31, 2014 and March 31, 2014, respectively. Excluding the benefit of the cost caps from our previously defined non-GAAP measures of EBITDA, as further adjusted, and distributable cash flow provides external users of our consolidated financial statements comparable measures to assess operating performance in the current year period with operating performance in the prior year periods.

(3) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(4) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(5) Defined as distributable cash flow excluding the benefit of the cost caps for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$20,085	$18,925	$6,939
Depreciation and amortization	36,105	34,969	27,921
Long-lived asset impairment	3,484	4,775	2,486
Restructuring charges	-	-	379
Selling, general and administrative	21,169	21,364	19,376
Interest expense	17,832	17,225	9,689
Other (income) expense, net	(191)	(162)	871
Provision for income taxes	643	889	182
Gross margin (1)	99,127	97,985	67,843
Cap on operating costs provided by Exterran Holdings ("EXH")	-	-	2,536
Cap on selling, general and administrative costs provided by EXH	-	3,610	3,620
Expensed acquisition costs (in Other (income) expense, net)	-	61	1,544
Non-cash selling, general and administrative costs	592	54	756
Less: Selling, general and administrative	(21,169)	(21,364)	(19,376)
Less: Other income (expense), net	191	162	(871)
EBITDA, as further adjusted (1)	78,741	80,508	56,052
Less: Provision for income taxes	(643)	(889)	(182)
Less: Gain on sale of property, plant and equipment (in Other (income) expense, net)	(280)	(209)	(673)
Less: Cash interest expense	(16,768)	(16,162)	(8,838)
Less: Maintenance capital expenditures	(10,079)	(9,838)	(10,216)
Distributable cash flow (2)	$50,971	$53,410	$36,143

Cash flows from operating activities	$78,068	$48,599	$45,403
Provision for doubtful accounts	(390)	(480)	(376)
Cap on operating costs provided by EXH	-	-	2,536
Cap on selling, general and administrative costs provided by EXH	-	3,610	3,620
Expensed acquisition costs	-	61	1,544
Restructuring charges	-	-	379
Payments for settlement of interest rate swaps that include financing elements	(942)	(949)	(913)
Maintenance capital expenditures	(10,079)	(9,838)	(10,216)
Change in assets and liabilities	(15,686)	12,407	(5,834)
Distributable cash flow (2)	$50,971	$53,410	$36,143

Net income	$20,085	$18,925	$6,939
Items:
Long-lived asset impairment	3,484	4,775	2,486
Restructuring charges	-	-	379
Expensed acquisition costs	-	61	1,544
Net income, excluding items	$23,569	$23,761	$11,348

Diluted earnings per limited partner unit	$0.28	$0.27	$0.09
Adjustment for items per limited partner unit	0.07	0.09	0.08
Diluted earnings per limited partner unit, excluding items (1)	$0.35	$0.36	$0.17

(1) Management believes EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Total available horsepower (at period end) (1)	3,177	3,139	2,446

Total operating horsepower (at period end) (1)	3,032	3,040	2,270

Average operating horsepower	3,034	2,985	2,269

Horsepower Utilization:
Spot (at period end)	95%	97%	93%
Average	96%	96%	93%

Total available U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	4,246	4,209	3,476

Total operating U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	3,689	3,700	2,901

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 70,000, 79,000 and 106,000 at March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 1,000, 100, and 9,000 at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.